Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated July 21, 2014 with respect to the audited consolidated financial statements of Kallo, Inc. for the year ended December 31, 2013.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

MALONEBAILEY, LLP
www.malone−bailey.com
Houston, Texas

October 29, 2014